EXHIBIT 10.1

                                                       SJW CORP.

        DIRECTOR COMPENSATION AND EXPENSE REIMBURSEMENT POLICIES

                         Approved by the Board: January 31, 2006

I.   DIRECTOR COMPENSATION.

A.   ROLE OF THE EXECUTIVE COMPENSATION COMMITTEE.

     The Board, through the Executive Compensation Committee, will review, or request management or outside consultants to review, appropriate compensation policies for the directors serving on the Board and its committees. This review may consider board compensation practices of other similar public companies, contributions to Board functions, service as committee chairs, and other appropriate factors.

B.   COMPENSATION POLICIES.

     1.  Annual Retainer.

     SJW Corp., San Jose Water Company and SJW Land Company shall pay each of their non-employee directors annual retainers of $6,000, $16,000 and $5,000, respectively.

     2.  Board and Committee Meetings Held In Person.

     The meeting fees set forth in this section shall be paid in connection with Board and Committee meetings held in person.

     The meeting fees for the Chairman of the Board of SJW
Corp., San Jose Water Company and SJW Land Company shall be
$5,000, $5,000 and $2,500, respectively, for each Board meeting attended in person.

     The meeting fees for the Chairman of SJW Corp.'s Audit
Committee and the Chairman of the other SJW Corp. Board
Committees shall be $3,000 and $2,000, respectively, for each Committee meeting attended in person.

     All other non-employee directors of SJW Corp. and San Jose Water Company shall be paid $1,000 for each Board or Committee meeting attended in person and all other non-employee directors of SJW Land Company shall be paid $500 for each Board meeting attended in person.

     In the event a non-employee director attends an in-person Board or Committee meeting by telephone, he or she shall be entitled to receive the meeting fees set forth above in this section for the first meeting attended by telephone in a calendar year and half of such meeting fees for subsequent meetings attended by telephone in the same calendar year.

     3.  Board and Committee Meetings Held Telephonically.
     The meeting fees set forth in this section shall be paid in connection with Board and Committee meetings held telephonically.

     The meeting fees for the Chairman of the Board of SJW Corp., San Jose Water Company and SJW Land Company shall be $5,000, $5,000 and $2,500, respectively, for each Board meeting attended.

     The meeting fees for the Chairman of SJW Corp.'s Audit
Committee and the Chairman of the other SJW Corp. Board
Committees shall be $3,000 and $2,000, respectively, for each Committee meeting attended.

     All other non-employee directors of SJW Corp. and San Jose Water Company shall be paid $1,000 for each Board or Committee meeting attended and all other non-employee directors of SJW Land Company shall be paid $500 for each Board meeting attended.

     4.  Other Meetings.

     Non-employee directors may also receive fees which shall be determined on a case-by-case basis by SJW Corp.'s Executive Compensation Committee and ratified by the Board, for attending additional meetings, which are not Board or Committee meetings, such as Board retreats, strategic planning meetings, or other programs organized by SJW Corp., San Jose Water Company or SJW Land Company ("Other Meetings").

     5.  Long-Term Incentive Plan.

     Non-employee directors are eligible to participate in SJW Corp.'s Long-Term Incentive Plan, as amended ("LTIP"), and may also be eligible to participate in programs now or hereafter established thereunder, as more fully set forth in the LTIP and the programs established thereunder.

     6.  Director Pension Plan.

     As more fully set forth in a resolution adopted by SJW Corp.'s Board of Directors on September 22, 1999, when a director ceases to be a director, he or she shall receive a benefit equal to the annual retainer in effect at the time such director ceases to be a director (the "Director Pension Plan"). This benefit will be paid to the director, his beneficiary or his estate, for the number of years the director served on the Board up to a maximum of 10 years. Only non-employee directors who did not elect, in 2003, to have their existing Director Pension Plan benefits converted into deferred restricted stock pursuant to the Deferred Restricted Stock Program continue to participate in the Director Pension Plan. Directors who elected to convert their existing Director Pension Plan benefits into deferred restricted stock in 2003 and each non-employee member of the Board who commences Board service on or after April 29, 2003 shall not be eligible to participate in the Director Pension Plan.


II.  EXPENSE REIMBURSEMENT.

     All reasonable expenses incurred by a non-employee director in connection with his or her attendance at a SJW Corp., San Jose Water Company or SJW Land Company Board Meeting, Committee Meeting or Other Meeting, which shall include the expense of traveling by non-commercial aircraft if within 1,000 miles of company headquarters and approved by the Chairman of the Board, and the expense of traveling first class for any travel within the United States, shall be reimbursed.

Adopted By the Board: January 31, 2006      /s/ Suzy Papazian
                                            Suzy Papazian,
                                            Corporate Secretary